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                                                                Exhibit 8.2

                     [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                December 27, 2002


Cylink Corporation
3131 Jay Street
Santa Clara, CA 95056-0952

Ladies and Gentlemen:

                  We have acted as counsel to Cylink Corporation, a California corporation ("Company"), in connection with the preparation and execution of the Agreement and Plan of Reorganization (the "Agreement") dated as of October 30, 2002, by and among SafeNet, Inc., a Delaware corporation ("Parent"), Sapphire Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company. Pursuant to the Agreement, Merger Sub will merge with and into Company, with Company surviving (the "Merger"). The Merger is described in the Registration Statement of Parent on Form S-4 (File No. 333-101577), as amended (the "Registration Statement") filed on November 27, 2002 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement includes the joint proxy statement and prospectus of Parent and Company (the "Proxy Statement/Prospectus"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

                  In that connection, we have reviewed the Agreement, the Registration Statement and such other materials as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the Agreement, without waiver or modification of the material terms and conditions thereof; (ii) the truth and accuracy, on the date of the Agreement and on the date hereof, of the representations and warranties made by Parent, Merger Sub and Company in the Agreement; (iii) that the representations contained in the officer's certificates dated December 27, 2002 (the "Officer's Certificates") provided to us by Parent and Company for use in preparing our opinion are true and accurate as of the date of such certificates, and will be true and accurate at and as of the Effective Time as if made at and as of the Effective Time; (iv) that any representation in an Officer's Certificate made "to the knowledge" or similarly qualified is correct without such qualification.

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Cylink Corporation
December 27, 2002
Page 2

         Based upon and subject to the foregoing, in our opinion, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, the discussion contained in the section of the Proxy Statement/Prospectus entitled "The Merger - Material Federal Income Tax Consequences," subject to the limitations and qualifications set forth herein and in that discussion, constitutes our opinion as to the material United States federal income tax consequences to holders of Company stock who receive Parent common stock pursuant to the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

         This opinion is being furnished in connection with the Registration Statement. We hereby consent to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                Very truly yours,

                                /s/ MORRISON & FOERSTER LLP